Exhibit 99.1

Travelport Worldwide Announces Early Results of Offers of Common Shares in Exchange for Existing Notes, Upsizing of Exchange Offers and Entry into Agreement to Exchange Common Shares for Term Loans

ATLANTA, July 14, 2014 — Travelport Worldwide Limited (“Travelport”) announced today the early results of the previously announced offers (the “Exchange Offers”) of its common shares, with par value $0.0002 per share (the “Common Shares”), in exchange for the following debt securities issued by its subsidiaries, Travelport LLC and Travelport Holdings, Inc.: (i) outstanding Senior Floating Rate Notes Due 2016 (the “Senior Floating Rate Notes”), (ii) outstanding 13.875% Senior Fixed Rate Notes Due 2016 (the “Senior Fixed Rate Notes”), (iii) outstanding 11.875% Senior Subordinated Fixed Rate Notes Due 2016 (the “Senior Subordinated Notes”), (iv) outstanding 11.875% Dollar Senior Subordinated Fixed Rate Notes Due 2016 (the “Dollar Senior Subordinated Notes”) and (v) outstanding 10.875% Senior Subordinated Euro Fixed Rate Notes Due 2016 (the “Euro Senior Subordinated Notes,” and, together with the Senior Floating Rate Notes, the Senior Fixed Rate Notes, the Senior Subordinated Notes, the Dollar Senior Subordinated Notes, the “Notes”). In addition, Travelport has amended the Exchange Offers to increase the previously announced $50.0 million maximum aggregate principal amount of the Notes that Travelport will accept for exchange to $178.0 million maximum aggregate principal amount of the Notes (the “Maximum Amount”). All other terms of the Exchange Offers as previously announced, remain unchanged.

The Exchange Offers are being made upon and are subject to the terms and conditions set forth in the offering memorandum, dated June 27, 2014, as supplemented by the offering memorandum supplement, dated July 1, 2014 (as it may be amended or supplemented from time to time, the “Offering Memorandum”).

As of 5:00 p.m., New York City time, on July 11, 2014 (the “Early Tender Time”): (i) approximately $64.5 million in aggregate principal amount of the Senior Floating Rate Notes, (ii) approximately $36.7 million in aggregate principal amount of the Senior Fixed Rate Notes, (iii) approximately $41.2 million in aggregate principal amount of the Senior Subordinated Notes and Dollar Senior Subordinated Notes and (iv) approximately €11.3 million or approximately $15.4 million in aggregate principal amount of the Euro Senior Subordinated Notes, in aggregate approximately $157.8 million Notes, were validly tendered and not validly withdrawn in exchange for approximately 98.2 million Common Shares. Acceptance by Travelport of any Notes tendered will be subject to the terms and conditions set forth in the Offering Memorandum. Travelport intends to accept for exchange $178.0 million aggregate principal amount of Notes tendered on a pro rata basis as provided for in the Offering Memorandum.

In addition, Travelport announced today it has entered into an agreement to issue certain term loan lenders approximately 58.0 million Common Shares (the “Exchanged Shares”), at a value of $1.64 per Common Share, in exchange for the purchase of approximately $90.9 million of first and second lien term loans under Travelport LLC’s Sixth Amended and Restated Credit Agreement and Second Lien Credit Agreement (the “Term Loan Exchange”). The Exchanged Shares to be issued will not be registered under the Securities Act or any state securities laws. Therefore, the Exchanged Shares may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

Based on the results of the Exchange Offers at the Early Tender Time and the Term Loan Exchange, Travelport is exchanging approximately $248.6 million of total debt for equity. An aggregate of approximately 156 million Common Shares will be issued in the Exchange Offers and the Term Loan Exchange, which brings our fully diluted shares outstanding to approximately 1.2 billion. Following the Exchange Offer Expiration Time (as defined below), Travelport currently does not expect to engage in any further debt for equity exchanges in the foreseeable future.

As previously announced, holders who validly tender Notes after the Early Tender Time, but before the Exchange Offer Expiration Time will not be eligible to receive the Early Tender Premium, and instead will be entitled to receive the Exchange Consideration outlined in the below table.

Notes to be Exchanged	CUSIP/ISIN	Total Consideration in Common Shares of Travelport Worldwide Limited for each 1,000 Notional Principal Amount of Notes Tendered Prior to the Early Tender Time(1)(3)	Exchange Consideration in Common Shares of Travelport Worldwide Limited for each 1,000 Notional Principal Amount of Notes Tendered Prior to the Exchange Offer Expiration Time(2)(3)

Senior Floating Rate Notes Due 2016	144A: 89421E AG8 / US89421EAG89 Reg S: U17274 AB4 / USU17274AB45	101.25% of the Principal Amount of Notes Tendered	100.00% of the Principal Amount of Notes Tendered

13.875% Senior Fixed Rate Notes Due 2016	144A: 89421E AF0 / US89421EAF07 Reg S: U17274 AA6 / USU17274AA61	103.5% of the Principal Amount of Notes Tendered	100.00% of the Principal Amount of Notes Tendered

11.875% Senior Subordinated Fixed Rate Notes Due 2016	144A: 89421EAH6 / US89421EAH62 Reg S: U17274AC2 / USU17274AC28	102.25% of the Principal Amount of Notes Tendered	100.00% of the Principal Amount of Notes Tendered

11.875% Dollar Senior Subordinated Fixed Rate Notes Due 2016	144A: 89421EAC7	102.25% of the Principal Amount of Notes Tendered	100.00% of the Principal Amount of Notes Tendered

10.875% Senior Subordinated Euro Fixed Rate Notes Due 2016(4)	144A: XS0302343917 Reg S: XS0264616698	102.25% of the Principal Amount of Notes Tendered	100.00% of the Principal Amount of Notes Tendered

(1)	Eligible holders of Notes will be eligible to receive the Total Consideration as set forth above (the “Total Consideration”) if they validly tender (and do not withdraw) their Notes at or prior to the Early Tender Time.
(2)	Eligible holders of Notes will only be eligible to receive the Exchange Consideration as (the “Exchange Consideration”) if they validly tender (and do not withdraw) their Notes at or prior to the Exchange Offer Expiration Time.
(3)	The Total Consideration and the Exchange Consideration will be paid in Common Shares of Travelport based on the Fair Market Value (as defined herein) of such Common Shares. By tendering their notes, each holder will mutually agrees with the Company, in good faith and on an arms’ length, commercially reasonable basis, that the “Fair Market Value” of each Common Share is $1.64. No fractional Common Shares will be issued. The number of Common Shares issuable as the Total Consideration or Exchange Consideration, as applicable, will be rounded down to the nearest whole number of Common Shares.
(4)	For purposes of the Exchange Offers, exchanges for Notes denominated in Euros shall be converted into U.S. dollars based on the noon Eastern Time value as set forth on the Bloomberg EUR-USD Spot Exchange Rate Fixing at the Early Tender Time and Exchange Offer Expiration Time, as applicable.

The Exchange Offers will expire at 11:59 P.M., New York City time, on July 25, 2014, unless extended or earlier terminated by Travelport (such date and time, as the same may be extended or earlier terminated, the “Exchange Offer Expiration Time”). In order to validly tender Notes, among other things, the holder so tendering must execute a joinder to Travelport’s existing shareholders’ agreement and agree to complete and execute any questionnaires or lock-up agreements required to be signed by shareholders in connection with a registered public offering.

The Common Shares to be issued pursuant to the Exchange Offers will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. Therefore, the new securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

The Exchange Offers are being made, and the Common Shares are being offered and issued, only (i) to holders that are “qualified institutional buyers” (as defined in Rules 501 and 144A under the Securities Act) and (ii) either (A) in the United States to holders of Notes who are “accredited investors” or (B) outside of the United States to certain non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act (collectively, the “eligible holders”). Only eligible holders are authorized to receive the Offering Memorandum.

This release does not constitute an offer to sell or a solicitation of an offer to buy any securities referred to herein. Any solicitation or offer will only be made pursuant to an Offering Memorandum and only to such persons and in such jurisdictions as is permitted under applicable law.

Only holders of U.S.-Dollar-denominated Notes who have completed and returned an eligibility certification, electronically or otherwise, are authorized to receive and review the Offering Memorandum related to the Exchange Offers and to participate therein. Holders of Euro-denominated Notes must comply with the procedures established by Euroclear or Clearstream, as applicable.

Eligible holders of U.S.-Dollar denominated Notes who wish to request copies of the Offering Memorandum should contact Ipreo LLC, the U.S. Information and Exchange Agent, at (888) 593-9546 (toll free) or via email at exchangeoffer@ipreo.com. Eligible holders of Euro-denominated Notes who wish to request copies of Offering Memorandum should contact Lucid Issuer Services Limited, the European Information and Exchange Agent, via email at travelport@lucid-is.com.

The terms of the Exchange Offers are subject to change.

Contacts:

Investors:

Peter Golby

Vice President, Investor Relations

+44 (0)1753 288 187

peter.golby@travelport.com

Media:

Kate Aldridge

Vice President, Corporate Communications

Tel: +44 (0)1753 288 720

kate.aldridge@travelport.com

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